Exhibit 10.6

QUEST SOFTWARE, INC.

RESTRICTED STOCK UNIT GRANT NOTICE

(2008 STOCK INCENTIVE PLAN)

Quest Software, Inc. (the “Company”), pursuant to Section 6(b) of the Company’s 2008 Stock Incentive Plan (the “Plan”), hereby grants to Participant a Restricted Stock Unit Award covering the number of restricted stock units (the “RSUs”) set forth below (the “Award”). This Award shall be evidenced by this Restricted Stock Unit Grant Notice (the “Grant Notice”) and the Restricted Stock Unit Award Agreement attached hereto (the “Agreement”). This Award is subject to all of the terms and conditions as set forth herein, the Agreement, and the Plan, each of which are attached hereto and incorporated herein in their entirety.

Participant:	____________________________________________________
Date of Grant:	____________________________________________________
Vesting Commencement Date:	____________________________________________________
Number of RSUs:	____________________________________________________
Payment for Common Stock:	Participant’s services to the Company

Vesting Schedule: [The RSUs vest in a series of three (3) successive equal annual installments over the three (3)-year period measured from the Vesting Commencement Date. ]

Special Tax Withholding Right:	☐	You may direct the Company (i) to withhold, from shares otherwise issuable upon vesting of the Award, a portion of those shares with an aggregate fair market value (measured as of the delivery date) equal to the amount of the applicable withholding taxes, and (ii) to make a cash payment equal to such fair market value directly to the appropriate taxing authorities, as provided in Section 10 of the Agreement.
	☐	None

Delivery Schedule: Delivery of one share of Common Stock for each RSU which vests shall occur on the applicable vesting date, provided that delivery may be delayed as provided in Section 3 of the Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement, and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the award of the RSUs and the underlying Common Stock and supersede all prior oral and written agreements on that subject with the exception of (i) Stock Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

QUEST SOFTWARE, INC.	PARTICIPANT

By:
Signature		Signature

Title:	Date:

Date:

ATTACHMENTS: Agreement, and Plan

QUEST SOFTWARE, INC.

2008 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (“Agreement”), Quest Software, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award pursuant to the Company’s 2008 Stock Incentive Plan (the “Plan”) for the number of restricted stock units (“RSUs”) as indicated in the Grant Notice (collectively, the “Award”). Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. Subject to adjustment and the terms and conditions as provided herein and in the Plan, each RSU shall represent the right to receive one (1) share of Common Stock.

The details of this Award, in addition to those set forth in the Grant Notice, are as follows.

1. NUMBER OF RSUS AND SHARES OF COMMON STOCK.

(a) The number of RSUs subject to this Award and the number of shares of Common Stock deliverable with respect to such RSUs may be adjusted from time to time for Capitalization Adjustments as described in Section 10(a) of the Plan. You shall receive no benefit or adjustment to this Award with respect to any cash dividend or other distribution that does not result from a Capitalization Adjustment as described in Section 10(a) of the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with this Award after such shares have been delivered to you.

(b) Any additional RSUs, shares of Common Stock, cash or other property that becomes subject to the Award pursuant to this Section 1 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other RSUs and Common Stock covered by this Award.

(c) Notwithstanding the provisions of this Section 1, no fractional RSUs or rights for fractional shares of Common Stock shall be created pursuant to this Section 1. The Board shall, in its discretion, determine an equivalent benefit for any fractional RSUs or fractional shares that might be created by the adjustments referred to in this Section 1.

2. VESTING. The RSUs shall vest, if at all, as provided in the Vesting Schedule set forth in your Grant Notice and the Plan, provided that vesting shall cease upon the termination of your Continuous Service.

3. DELIVERY OF SHARES OF COMMON STOCK.

(a) Subject to the provisions of this Agreement and the Plan, in the event one or more RSUs vests, the Company shall deliver to you one (1) share of Common Stock for each RSU that vests on the applicable vesting date. However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(b) Notwithstanding the foregoing, in the event that you are subject to the Company’s Insider Trading Policy and any shares covered by this Award are scheduled to be delivered on a day (the “Original Delivery Date”) that does not occur during a “window period” applicable to you, as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Delivery Date and shall instead be delivered on the first business day of the next occurring “window period” applicable to you but in no event later than the later of: (i) December 31st of the calendar year of the Original Delivery Date, or (ii) the fifteenth (15th) day of the third calendar month following the Original Delivery Date.

4. PAYMENT BY YOU. This Award was granted in consideration of your past services for the Company and its Affiliates. Subject to Section 11 below, except as otherwise provided in the Grant Notice, you will not be required to make any payment to the Company (other than your past services for the Company) with respect to your receipt of the Award, vesting of the RSUs, or the delivery of the shares of Common Stock underlying the RSUs.

5. DETRIMENTAL ACTIVITIES. If, at any time within the later of (i) twelve (12) months after the termination of your Continuous Service, or (ii) within twelve (12) months after you are delivered any shares of Common Stock pursuant to Section 3 of this Award, you engage in any Detrimental Activity then the Company may rescind the Award, in which case you shall pay to the Company or forfeit the amount of any Stock Gain realized or payment received as a result of this Award.

6. SECURITIES LAW COMPLIANCE. You may not be issued any Common Stock under this Award unless either (i) the shares of Common Stock are then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. This Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7. RESTRICTIVE LEGENDS. The Common Stock issued under this Award shall be endorsed with appropriate legends, if any, determined by the Company.

8. TRANSFER RESTRICTIONS. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the shares in respect of this Award. For example, you may not use shares that may be issued in respect of your RSUs as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares in respect of your vested RSUs. This Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Agreement.

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9. AWARD NOT A SERVICE CONTRACT. This Award is not an employment or service contract, and nothing in this Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in this Award shall obligate the Company or any Affiliate, their respective shareholders, boards of directors or employees to continue any relationship that you might have as an Employee or Consultant of the Company or any Affiliate.

10. UNSECURED OBLIGATION. This Award is unfunded, and even as to any RSUs that vest, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Common Stock pursuant to this Agreement. You shall not have voting or any other rights as a shareholder of the Company with respect to the Common Stock acquired pursuant to this Agreement until such Common Stock is issued to you pursuant to Section 3 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a shareholder of the Company with respect to the Common Stock so issued. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

11. WITHHOLDING OBLIGATIONS.

(a) On or before the time you receive a distribution of Common Stock pursuant to this Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from any amounts payable to you (including Common Stock issuable to you), or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with this Award (the “Withholding Taxes”). If specified in your Grant Notice, you may direct the Company to withhold shares of Common Stock with a Fair Market Value (measured as of the date shares of Common Stock are delivered pursuant to Section 3) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.

(c) In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

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12. NOTICES. Any notices required to be given or delivered to the Company under the terms of this Award shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to you shall be in writing and addressed to your address as on file with the Company at the time notice is given. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

14. AMENDMENT. This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Company by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which has not been delivered to you in Common Stock pursuant to Section 3.

15. MISCELLANEOUS.

(a) The rights and obligations of the Company under this Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.

(c) You acknowledge and agree that you have reviewed this Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting this Award and fully understand all provisions of this Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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16. GOVERNING PLAN DOCUMENT. This Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 3 of this Agreement shall govern the timing of any distribution of Common Stock under this Award. The Company shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board shall be final and binding upon you, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

17. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

18. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state’s conflicts of laws rules.

19. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

20. OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a prospectus providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s Insider Trading Policy.

21. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

(a) “Detrimental Activity” means: (i) engaging or participating, directly or indirectly, in any business that is in competition with or adverse to the business of the Company in any manner whatsoever; (ii) soliciting or otherwise inducing the Company’s employees to leave the Company’s business or employ; or (iii) any other act of Misconduct.

(b) “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by you, any unauthorized use or disclosure by you of confidential information or trade secrets of the Company (or any Affiliate), or any intentional wrongdoing by you, whether by omission or commission, which adversely affects the business or affairs of the Company (or any Affiliate) in a material manner. This shall not limit the grounds for the dismissal or discharge of any person in the Continuous Service of the Company (or any Affiliate).

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(c) “Stock Gain” means an amount equal to the aggregate Fair Market Value of the shares of Common Stock delivered to your pursuant to Section 3 as well as any shares of Common Stock held back to satisfy applicable federal and state withholding taxes pursuant to Section 11, without regard to any subsequent decrease or increase in the Fair Market Value of the shares of Common Stock.

* * * * *

This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached.

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